Exhibit 15.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-231892 and 333-235488 on Form S-8 of our reports dated April 27, 2026, relating to the financial statements of Qfin Holdings, Inc. and the effectiveness of Qfin Holdings, Inc.’s internal control over financial reporting appearing in this Annual Report on Form 20-F for the year ended December 31, 2025.

/s/ Deloitte Touche Tohmatsu Certified Public Accountants LLP

Shanghai, China

April 27, 2026